SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________

                                    FORM 8-K
                                 CURRENT REPORT
                               __________________

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  June 17, 2003

                         THE HAIN CELESTIAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                      0-22818                22-3240619
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(State or other jurisdiction          (Commission           (I.R.S. Employer
     of incorporation)                File Number)        Identification No.)


         58 South Service Road
         Melville, New York                                       11747
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         (Address of principal executive offices)               (Zip Code)

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Registrant's telephone number, including area code (631) 730-2200



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Item 2.  Acquisition or Disposition of Assets.

     On June 17, 2003, The Hain Celestial Group, Inc., a Delaware corporation ("Hain" or the "Registrant"), acquired the stock of Acirca, Inc., a Delaware corporation ("Acirca"), through a merger (the "Merger") of Citrus Acquisition Corp., a Delaware corporation and a newly formed wholly owned subsidiary of Hain ("Citrus Acquisition Corp.") with and into Acirca, under the terms of an Agreement and Plan of Merger, dated June 17, 2003 among Hain, Acirca and Citrus Acquisition Corp.

     Aggregate consideration paid by Hain was approximately $13.5 million, comprised of a combination of cash, 134,797 shares of Hain common stock and the repayment of certain of Acirca's liabilities. Stockholders of Acirca prior to the Merger retained Acirca's Organic Ingredients business.

     Hain funded the cash portion of the Merger consideration through borrowings under its existing credit facility.

     Hain's press release issued upon consummation of the Merger is attached as
Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of business acquired.

     The financial statements required by this Item will be filed by Hain by amendment to this Current Report on Form 8-K no later than August 29, 2003.

(b)  Pro forma financial information.

     The pro forma financial information required by this Item will be filed by Hain by amendment to this Current Report on Form 8-K no later than August 29, 2003.

(c)  Exhibits.

          (99.1) Press release of Hain dated June 17, 2003.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     THE HAIN CELESTIAL GROUP, INC.




Dated:  July 1, 2003                 By:  /s/ Ira J. Lamel
                                          --------------------------------
                                          Ira J. Lamel
                                          Executive Vice President and Chief
                                          Financial Officer



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                                  EXHIBIT INDEX


Number              Description
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(99.1)              Press release of Hain dated June 17, 2003.